Exhibit 99.1

Wayfair Announces First Quarter 2024 Results,
Reports Fourth Consecutive Quarter of Strong Profitability
Q1 Net Revenue of $2.7 billion with 22.3 million Active Customers

BOSTON, MA — May 2, 2024 — Wayfair Inc. (“Wayfair,” “we,” or “our”) (NYSE: W), one of the world’s largest destinations for the home, today reported financial results for its first quarter ended March 31, 2024.
First Quarter 2024 Financial Highlights
•Total net revenue of $2.7 billion, decreased $45 million, down 1.6% year over year
•U.S. net revenue of $2.4 billion, decreased $24 million, down 1.0% year over year
•International net revenue of $338 million, decreased $21 million, down 5.8% year over year. International Net Revenue Constant Currency Growth was (7.5)%
•Gross profit was $819 million, or 30.0% of total net revenue
•Net loss was $248 million and Non-GAAP Adjusted EBITDA was $75 million
•Diluted loss per share was $2.06 and Non-GAAP Adjusted Diluted Loss Per Share was $0.32
•Net cash used in operating activities was $139 million and Non-GAAP Free Cash Flow was ($193) million
•Cash, cash equivalents and short-term investments totaled $1.2 billion and total liquidity was $1.7 billion, including availability under our revolving credit facility
“The first quarter ended on an upswing,” said Niraj Shah, CEO, co-founder and co-chairman, Wayfair. “Our revenue was down just under 2% year-over-year for Q1, which marks our sixth straight quarter of share gain. Shoppers are increasingly choosing Wayfair, with year-over-year active customer growth once again positive and accelerating compared to last quarter.”

“For the first time since pre-pandemic, we’re seeing suppliers introducing large groups of new products into their catalogs as they look to build momentum for the next stage of growth. Across the board, we’re hearing their enthusiasm to partner with Wayfair and substantial interest to lean-in behind our entire offering - joining our curated brands, being featured in our promotional events, leveraging our fulfillment solutions, taking advantage of supplier advertising, and having shelf space in our stores.”
Other First Quarter Highlights
•Active customers totaled 22.3 million as of March 31, 2024, an increase of 2.8% year over year
•LTM net revenue per active customer was $537 as of March 31, 2024, a decrease of 2.8% year over year
•Orders per customer, measured as LTM orders divided by active customers, was 1.84 for the first quarter of 2024, compared to 1.81 for the first quarter of 2023
•Orders delivered in the first quarter of 2024 were 9.6 million, a decrease of 1.0% year over year
•Repeat customers placed 80.5% of total orders delivered in the first quarter of 2024, compared to 79.1% in the first quarter of 2023
•Repeat customers placed 7.7 million orders in the first quarter of 2024, an increase of 1.3% year over year
•Average order value was $285 in the first quarter of 2024, compared to $287 in the first quarter of 2023
•63.1% of total orders delivered were placed via a mobile device in the first quarter of 2024, compared to 62.1% in the first quarter of 2023

Key Financial Statement and Operating Metrics

	Three Months Ended March 31,
	2024	2023

	(in millions, except LTM net revenue per active customer, average order value and per share data)
Key Financial Statement Metrics:
Net revenue	$2,729	$2,774
Gross profit	$819	$821
Loss from operations	$(235)	$(347)
Net loss	$(248)	$(355)
Loss per share:
Basic	$(2.06)	$(3.22)
Diluted	$(2.06)	$(3.22)
Net cash used in operating activities	$(139)	$(147)
Key Operating Metrics:
Active customers (1)	22	22
LTM net revenue per active customer (2)	$537	$552
Orders delivered (3)	10	10
Average order value (4)	$285	$287
Non-GAAP Financial Measures:
Adjusted EBITDA	$75	$(14)
Free Cash Flow	$(193)	$(234)
Adjusted Diluted Loss per Share	$(0.32)	$(1.13)
(1) The number of active customers represents the total number of individual customers who have purchased at least once directly from our sites during the preceding twelve-month period. The change in active customers in a reported period captures both the inflow of new customers as well as the outflow of existing customers who have not made a purchase in the last twelve months. We view the number of active customers as a key indicator of our growth.
(2) LTM net revenue per active customer represents our total net revenue in the last twelve months divided by our total number of active customers for the same preceding twelve-month period. We view LTM net revenue per active customer as a key indicator of our customers’ purchasing patterns, including their initial and repeat purchase behavior.
(3) Orders delivered represent the total orders delivered in any period, inclusive of orders that may eventually be returned. As we ship a large volume of packages through multiple carriers, actual delivery dates may not always be available, and as such we estimate delivery dates based on historical data. We recognize net revenue when an order is delivered, and therefore orders delivered, together with average order value, is an indicator of the net revenue we expect to recognize in a given period. We view orders delivered as a key indicator of our growth.
(4) We define average order value as total net revenue in a given period divided by the orders delivered in that period. We view average order value as a key indicator of the mix of products on our sites, the mix of offers and promotions and the purchasing behavior of our customers.

Webcast and Conference Call
Wayfair will host a conference call and webcast to discuss its first quarter 2024 financial results today at 8 a.m. (ET). Investors and participants should register for the call in advance by visiting https://bit.ly/3VIr22A. After registering, instructions will be shared on how to join the call. The call will also be available via live webcast at https://bit.ly/3VDjvll. An archive of the webcast conference call will be available shortly after the call ends on Wayfair’s Investor website at investor.wayfair.com. Important information may be disseminated initially or exclusively via the Investor website; investors should consult the site to access this information.
About Wayfair
Wayfair is the destination for all things home, in one inspiring place. With quality finds for every style and budget, and a convenient experience from inspiration to installation, Wayfair empowers everyone, everywhere to create a space that is just right for them.
The Wayfair family of brands includes:
•Wayfair: Every style. Every home.
•AllModern: All of modern, made simple.
•Birch Lane: Classic style for joyful living.
•Joss & Main: The ultimate style edit for home.
•Perigold: The destination for luxury home.
•Wayfair Professional: A one-stop Pro shop.
Wayfair generated $12.0 billion in net revenue for the twelve months ended March 31, 2024 and is headquartered in Boston, Massachusetts with global operations.
Media Relations Contact:
Tara Lambropoulos
PR@wayfair.com
Investor Relations Contact:
James Lamb
IR@wayfair.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws. All statements other than statements of historical fact contained in this press release, including statements regarding our investment plans and anticipated returns on those investments, our future customer growth, our future results of operations and financial position, including our financial outlook, profitability goals, business strategy, plans and objectives of management for future operations, and, the impact of macroeconomic events and our response to such events, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “continues,” “could,” “intends,” “goals,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or the negative of these terms or other similar expressions.
Forward-looking statements are based on current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that we have been reasonable in our expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. We believe that these risks and uncertainties include, but are not limited to, adverse macroeconomic conditions, including higher interest rates and inflation, slower growth or the potential for recession, disruptions in the global supply chain, conditions affecting the retail environment for products we sell, and other matters that influence consumer spending and preferences; our ability to acquire and retain customers in a cost-effective manner; our ability to increase our net revenue per active customer; our ability to build and maintain strong brands; our ability to manage our growth and expansion initiatives; and our ability to expand our business and compete successfully. A further list and description of risks, uncertainties and other factors that could cause or contribute to differences in our future results include the cautionary statements herein and in our most recent Annual Report on Form 10-K and in our other filings and reports with the Securities and Exchange Commission. We qualify all of our forward-looking statements by these cautionary statements.
These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

WAYFAIR INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
	2024	2023

	(in millions, except share and per share data)
Assets:
Current assets
Cash and cash equivalents	$1,107	$1,322
Short-term investments	50	29
Accounts receivable, net	113	140
Inventories	81	75
Prepaid expenses and other current assets	237	289
Total current assets	1,588	1,855
Operating lease right-of-use assets	887	820
Property and equipment, net	714	748
Other non-current assets	51	51
Total assets	$3,240	$3,474
Liabilities and Stockholders' Deficit:
Current liabilities
Accounts payable	$1,055	$1,234
Other current liabilities	970	949
Total current liabilities	2,025	2,183
Long-term debt	3,095	3,092
Operating lease liabilities, net of current	905	862
Other non-current liabilities	40	44
Total liabilities	6,065	6,181
Stockholders’ deficit:
Convertible preferred stock, $0.001 par value per share: 10,000,000 shares authorized and none issued at March 31, 2024 and December 31, 2023	—	—
Class A common stock, par value $0.001 per share, 500,000,000 shares authorized, 94,737,000 and 92,457,562 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	—	—
Class B common stock, par value $0.001 per share, 164,000,000 shares authorized, 25,691,295 shares issued and outstanding at March 31, 2024 and December 31, 2023	—	—
Additional paid-in capital	1,446	1,316
Accumulated deficit	(4,266)	(4,018)
Accumulated other comprehensive loss	(5)	(5)
Total stockholders' deficit	(2,825)	(2,707)
Total liabilities and stockholders' deficit	$3,240	$3,474

WAYFAIR INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2024	2023

	(in millions, except per share data)
Net revenue (1)	$2,729	$2,774
Cost of goods sold (2)	1,910	1,953
Gross profit	819	821
Operating expenses:
Customer service and merchant fees (2)	117	139
Advertising	324	327
Selling, operations, technology, general and administrative (2)	534	624
Impairment and other related net charges	—	13
Restructuring charges	79	65
Total operating expenses	1,054	1,168
Loss from operations	(235)	(347)
Interest expense, net	(6)	(5)
Other expense, net	(4)	(1)
Loss before income taxes	(245)	(353)
Provision for income taxes, net	3	2
Net loss	$(248)	$(355)
Loss per share:
Basic	$(2.06)	$(3.22)
Diluted	$(2.06)	$(3.22)
Weighted-average number of shares of common stock outstanding used in computing per share amounts:
Basic	120	110
Diluted	120	110
(1) The following tables present net revenue attributable to our reportable segments for the periods indicated:

	Three Months Ended March 31,
	2024	2023

	(in millions)
U.S. net revenue	$2,391	$2,415
International net revenue	338	359
Total net revenue	$2,729	$2,774
(2) Includes equity-based compensation and related taxes as follows:

	Three Months Ended March 31,
	2024	2023

	(in millions)
Cost of goods sold	$3	$3
Customer service and merchant fees	6	8
Selling, operations, technology, general and administrative	118	140
Total equity-based compensation and related taxes	$127	$151

WAYFAIR INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2024	2023

	(in millions)
Cash flows for operating activities:
Net loss	$(248)	$(355)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	104	104
Equity-based compensation expense	119	144
Amortization of discount and issuance costs on convertible notes	3	1
Impairment and other related net charges	—	13
Other non-cash adjustments	(1)	—
Changes in operating assets and liabilities:
Accounts receivable, net	9	91
Inventories	(7)	8
Prepaid expenses and other assets	34	19
Accounts payable and other liabilities	(152)	(172)
Net cash used in operating activities	(139)	(147)

Cash flows (for) from investing activities:
Purchase of short- and long-term investments	(36)	—
Sale and maturities of short- and long-term investments	15	151
Purchase of property and equipment	(13)	(34)
Site and software development costs	(41)	(53)
Net cash (used in) provided by investing activities	(75)	64

Cash flows from financing activities:
Net cash provided by financing activities	—	—
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1)	3
Net decrease in cash, cash equivalents and restricted cash	(215)	(80)

Cash, cash equivalents and restricted cash
Beginning of period	$1,326	$1,050
End of period	$1,111	$970

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Adjusted Diluted Earnings or Loss per Share and Net Revenue Constant Currency Growth. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure in this earnings release.
We calculate Adjusted EBITDA as net income or loss before depreciation and amortization, equity-based compensation and related taxes, interest income or expense, net, other income or expense, net, provision or benefit for income taxes, net, non-recurring items and other items not indicative of our ongoing operating performance. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by Net Revenue. We disclose Adjusted EBITDA because it is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis as these costs may vary independent of business performance. For instance, we exclude the impact of equity-based compensation and related taxes as we do not consider this item to be indicative of our core operating performance. Investors should, however, understand that equity-based compensation and related taxes will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
We calculate Free Cash Flow as net cash provided by or used in operating activities less net cash used to purchase property and equipment and site and software development costs (collectively, “Capital Expenditures”). We disclose Free Cash Flow because it is an important indicator of our business performance as it measures the amount of cash we generate. Accordingly, we believe that Free Cash Flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
We calculate Adjusted Diluted Earnings or Loss per Share as net income or loss plus equity-based compensation and related taxes, provision or benefit for income taxes, net, non-recurring items, other items not indicative of our ongoing operating performance, and, if dilutive, interest expense associated with convertible debt instruments under the if-converted method divided by the weighted-average number of shares of common stock used in the computation of diluted earnings or loss per share. Accordingly, we believe that these adjustments to our adjusted diluted net income or loss before calculating per share amounts for all periods presented provide a more meaningful comparison between our operating results from period to period.
We calculate Net Revenue Constant Currency Growth by translating the current period local currency net revenue by the currency exchange rates used to translate the financial statements in the comparable prior-year period. We disclose Net Revenue Constant Currency Growth because it is an important indicator of our operating results. Accordingly, we believe that Net Revenue Constant Currency Growth provides useful information to investors and others in understanding and evaluating trends in our operating results in the same manner as our management.
We calculate forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in forward-looking GAAP financial measures. We do not attempt to provide a reconciliation of forward-looking non-GAAP financial measures to forward looking GAAP financial measures because forecasting the timing or amount of items that have not yet occurred and are out of our control is inherently uncertain and unavailable without unreasonable efforts. Further, we believe that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.
The non-GAAP financial measures have limitations as analytical tools. We do not, nor do we suggest that investors should consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures we use may not be the same non-GAAP financial measures and may not be calculated in the same manner as that of other companies, including other companies in our industry.

The following table reflects the reconciliation of net income or loss to Adjusted EBITDA and Adjusted EBITDA margin for each of the periods indicated:

	Three Months Ended March 31,
	2024	2023

	(in millions)
Reconciliation of Adjusted EBITDA:
Net loss	$(248)	$(355)
Depreciation and amortization	104	104
Equity-based compensation and related taxes	127	151
Interest expense, net	6	5
Other expense, net	4	1
Provision for income taxes, net	3	2
Other:
Impairment and other related net charges (1)	—	13
Restructuring charges (2)	79	65
Adjusted EBITDA	$75	$(14)

Net revenue	$2,729	$2,774
Net loss margin	(9.1)%	(12.8)%
Adjusted EBITDA Margin	2.7%	(0.5)%

(1)	During the three months ended March 31, 2023, we recorded net charges of $5 million related to consolidation of certain customer service centers in identified U.S. locations and $8 million related to construction in progress assets at identified U.S. locations.
(2)
During the three months ended March 31, 2024, we incurred $79 million of charges consisting primarily of one-time employee severance and benefit costs associated with the January 2024 workforce reductions. During the three months ended March 31, 2023, we incurred $65 million of charges consisting primarily of one-time employee severance and benefit costs associated with the January 2023 workforce reductions.

The following table presents Adjusted EBITDA attributable to our segments, and the reconciliation of net income or loss to Adjusted EBITDA is presented in the preceding table:

	Three Months Ended March 31,
	2024	2023

	(in millions)
Segment Adjusted EBITDA:
U.S.	$121	$29
International	(46)	(43)
Adjusted EBITDA	$75	$(14)
The following table presents a reconciliation of net cash provided by or used in operating activities to Free Cash Flow for each of the periods indicated:

	Three Months Ended March 31,
	2024	2023

	(in millions)
Net cash used in operating activities	$(139)	$(147)
Purchase of property and equipment	(13)	(34)
Site and software development costs	(41)	(53)
Free Cash Flow	$(193)	$(234)

A reconciliation of the numerator and denominator for diluted earnings or loss per share, the most directly comparable GAAP financial measure, to the numerator and denominator for Adjusted Diluted Earnings or Loss per Share, in order to calculate Adjusted Diluted Earnings or Loss per Share is as follows:

	Three Months Ended March 31,
	2024	2023

	(in millions, except per share data)
Numerator:
Numerator for basic and diluted loss per share - net loss	$(248)	$(355)
Adjustments to net loss
Equity-based compensation and related taxes	127	151
Provision for income taxes, net	3	2
Other:
Impairment and other related net charges	—	13
Restructuring charges	79	65
Numerator for Adjusted Diluted Loss per Share - Adjusted net loss	$(39)	$(124)

Denominator:
Denominator for basic and diluted loss per share - weighted-average number of shares of common stock outstanding	120	110
Denominator for Adjusted Diluted Loss per Share - Adjusted weighted-average number of shares of common stock outstanding after the effect of dilutive securities	120	110
Diluted Loss per Share	$(2.06)	$(3.22)
Adjusted Diluted Loss per Share	$(0.32)	$(1.13)